Exhibit 99.1

PRESS RELEASE

Northern Oil and Gas, Inc. Announces Third Quarter Results, Additional Seven Successful Bakken Completions and High Working Interest Drilling Agreement

WAYZATA, MINNESOTA --- November 4, 2008 --- Northern Oil and Gas, Inc. (AMEX: NOG) (“Northern Oil”) today announced third quarter net earnings of $871,819, or approximately $0.03 per share on revenue of $1,362,655.  These results represent a 208% increase in earnings compared to the second quarter of 2008.  Revenue increased by approximately 80% compared to the second quarter of 2008 and general and administrative expenses were approximately 40% under previously announced budget.  The Company has reduced general and administrative expenses for the second consecutive quarter this year, demonstrating a strong commitment to cost controls.

Michael Reger, Chief Executive Officer, commented, “We believe the power of our low-overhead model is apparent in our profit margins in the third quarter, despite falling commodity prices.  We expect to continue to increase production at an accelerating pace throughout 2009 as we continue to expand our drilling program.  It is important to note that at this point we have only developed approximately 2% of our entire Bakken acreage inventory; as such, we have significant opportunity remaining in our acreage position.  We expect to continue to develop our acreage on pace with previously announced guidance.  In addition, we believe our oil price hedges extending through 2008 at approximately $105 per barrel of oil will assure us continued price protection during this volatile market period.”

Northern Oil recently participated in the successful drilling and completion of an additional seven oil producing wells in the North Dakota Bakken trend.  The seven wells began producing at an average initial rate of 740 barrels of oil per day.

RECENTLY COMPLETED WELLS

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The Wayzata 1-13H well, located in Mountrail County, ND is operated by EOG Resources and produced from the Bakken formation at an initial production rate of 1,355 barrels of oil per day.  Northern Oil holds a 6.25% working interest in the well.

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The Shonna 1-15H well, located in Divide County, ND is operated by Continental Resources and produced from the Bakken formation at an initial production rate of 403 barrels of oil per day.  Northern Oil holds a 15% working interest in the well.

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The Voyager 1-18H well, located in Mountrail County, ND is operated by Slawson Exploration and produced from the Bakken formation at an initial production rate of 929 barrels of oil per day.  Northern Oil holds a 5% working interest in the well.

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The Payara 1-21H well, located in Mountrail County, ND is operated by Slawson Exploration and produced from the Bakken formation (with a single-stage fracture stimulation) at an initial production rate of 622 barrels of oil per day.  Northern Oil holds a 3% working interest in the well.

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The Strommen 14-8H well, located in Dunn County, ND is operated by Marathon Oil and produced from the Bakken formation at an initial production rate of 632 barrels of oil per day.  Northern Oil holds a 3% working interest in the well.

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The Voigt 11-15H well, located in Dunn County, ND is operated by Marathon Oil and produced from the Bakken formation at an initial production rate of 550 barrels of oil per day.  Northern Oil holds a 1% working interest in the well.

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The Willard Kovaloff 21-17H well, located in Dunn County, ND is operated by Marathon Oil and produced from the Bakken formation at an initial production rate of 695 barrels of oil per day.  Northern Oil holds a 1% working interest in the well.

“Northern Oil continues to achieve consistent success in our non-operated drilling projects.  As we exit 2008, we are beginning to make preparations to develop our substantial inventory of high working interest drilling units that we believe now entail less risk than our early wells given the evolution of the Williston Basin oil fields,” Reger added.

With these most-recent seven completions, Northern Oil now holds working interest in 28 producing wells and has drilled with a 100% success rate in 2008.

ADDITIONAL WELLS DRILLING AND COMPLETING

Northern Oil is also a working interest participant in an additional 15 wells currently drilling or completing in the Bakken and Three Forks/Sanish formations.  The table below summarizes current drilling activity in which Northern Oil is a working interest participant.

OPERATOR	WELL NAME	NOG WI	COUNTY	LOCATION	STATUS	OBJECTIVE
EOG RESOURCES	SIDONIA 1-06H	11.00%	MOUNTRAIL	6-158N/90W	DRILLING	BAKKEN
EOG RESOURCES	AUSTIN 19-30H	5.00%	MOUNTRAIL	30-154N/90W	COMPLETING	BAKKEN
EOG RESOURCES	PARSHALL 11-28H	2.00%	MOUNTRAIL	28-152N/90W	DRILLING	BAKKEN
CONTINENTAL RESOURCES	ELVEIDA 1-33H	10.00%	DIVIDE	33-161N/95W	COMPLETING	THREE FORKS
CONTINENTAL RESOURCES	SKACHENKO 1-31H	6.25%	DUNN	31-146N/95W	COMPLETING	THREE FORKS
CONTINENTAL RESOURCES	ARVID 1-35	5.00%	DIVIDE	35-161N/95W	COMPLETING	THREE FORKS
SLAWSON EXPLORATION	BANDIT 1-29H	27.00%	MOUNTRAIL	29-152N/91W	DRILLING	BAKKEN
SLAWSON EXPLORATION	PEACEMAKER 1-8H	15.00%	MOUNTRAIL	8-152N/91W	COMPLETING	BAKKEN
HESS CORPORATION	BL-BLANCHARD-155-96	2.50%	WILLIAMS	15-155N/96W	COMPLETING	BAKKEN
HESS CORPORATION	EN-HYNEK-0112H-1	2.00%	MOUNTRAIL	1-155N/93W	COMPLETING	BAKKEN
MARATHON OIL COMPANY	MARK SANDSTROM 14-32H	5.00%	MOUNTRAIL	32-151N/93W	COMPLETING	BAKKEN
MARATHON OIL COMPANY	SHOBE 24-20H	3.00%	MOUNTRAIL	20-151N/93W	DRILLING	BAKKEN
MARATHON OIL COMPANY	JODI CARLSON 24-12H	2.00%	DUNN	12-145N/95W	DRILLING	BAKKEN
MARATHON OIL COMPANY	NORTON 24-12H	2.00%	DUNN	12-145N/95W	DRILLING	BAKKEN
CRUSADER ENERGY	OILERS 1H-10	7.50%	RICHLAND	10-21N/59E	DRILLING	BAKKEN

“Northern Oil’s current participation in the Bakken and Three Forks/Sanish formations continues to accelerate and our working interest in wells continues to increase,” added Reger.  “We have not seen a reduction in capital being devoted to the development of the Bakken play despite lower oil prices.  Further, permitting and drilling activity continues to increase particularly in North Dakota.”  Northern Oil acreage has now been included in approximately 170 permitted or docketed-for-permit drilling locations.

DRILLING AGREEMENT

On October 30, 2008, Northern Oil executed a drilling agreement with Slawson Exploration in Mountrail County, North Dakota for a one-well drilling arrangement.  Under that agreement, Northern Oil agreed to sell 120 net acres in Section 5, Township 151 North, Range 92 West for $3,000 per net acre.  Once the transaction is complete, Northern Oil will control a 42% working interest in the section.  The Jericho 1-5H well, expected to be drilled pursuant to the agreement, will be a horizontal Bakken well drilled in the 640 acre section.  The agreement is conditioned on Slawson commencing drilling by March 1, 2009.  Reger commented, “This agreement with Slawson is exciting for the company because it allows us to participate with a 42% working interest in a well directly offsetting high rate production and substantiates the value of the subject acreage.  Slawson Exploration has a track record of success in close proximity to this location and we believe this agreement allows us to leverage their expertise while retaining a significant working interest.”

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company based in Wayzata, Minnesota.  Northern Oil's core area of focus is the Williston Basin, specifically the Mountrail County, North Dakota area Bakken and Three Forks/Sanish trend. Northern Oil's secondary objective is conventional, 3D driven, oil and gas exploration and development throughout the Rocky Mountain region.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR:

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which our Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events.  While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

CONTACT:

Investor Relations
772-219-7525